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                     GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.
                          COMPUTATION OF PER SHARE EARNINGS
                                     (UNAUDITED)


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                                                                                  NINE MONTHS ENDED
                                                                                    SEPTEMBER 30,
                                                                                1997            1996
                                                                             -------------  -------------
Common stock outstanding at beginning of
    period . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13,010,947      6,448,442
Exercise of warrant  . . . . . . . . . . . . . . . . . . . . . . . .                1,000        197,079
Issuance of Common Stock from Merger with
    Kelly Russell Studios, Inc.. . . . . . . . . . . . . . . . . . .                    -       2041,189
Issuance of Common Stock from Private
    Placement  . . . . . . . . . . . . . . . . . . . . . . . . . . .                    -      4,324,239
Common stock outstanding at end of period. . . . . . . . . . . . . .           13,011,947     13,010,947
                                                                             -------------  -------------
                                                                             -------------  -------------
Weighted average shares outstanding
    during the period assuming exercise of
    warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13,011,947      7,217,887
Shares assumed outstanding approximating
    the number of shares sold (at the net
    offering proceeds per share of $1.26) to fund
    the S Corporation distribution . . . . . . . . . . . . . . . . .                    -      1,726,417
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13,011,947      8,944,304
                                                                             -------------  -------------
                                                                             -------------  -------------

Net loss data (1996 Pro forma):
Loss before income taxes . . . . . . . . . . . . . . . . . . . . . .         $ (4,174,660)  $ (2,878,277)
Provision (benefit) for income taxes . . . . . . . . . . . . . . . .            1,093,502       (575,655)
Minority interest in income of subsidiaries. . . . . . . . . . . . .                  -          208,487
                                                                             -------------  -------------
    Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $ (5,268,162)  $ (2,094,135)
                                                                             -------------  -------------
                                                                             -------------  -------------

Net loss per share (1996 Pro forma):
Loss from operations . . . . . . . . . . . . . . . . . . . . . . . .         $      (0.40)  $      (0.26)
Minority interest in loss of subsidiaries  . . . . . . . . . . . . .                 -              0.03
                                                                             -------------  -------------
    Net loss per share . . . . . . . . . . . . . . . . . . . . . . .         $      (0.40)  $      (0.23)
                                                                             -------------  -------------
                                                                             -------------  -------------

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                                     EXHIBIT 11.1